Exhibit 99.1

FOR IMMEDIATE RELEASE

Media Contacts: Anton Communications

Vanessa Showalter 949-748-0542 vshowalter@antonpr.com

Genevieve Anton 714-544-6503 ganton@antonpr.com

SmartStop Stockholders Approve Acquisition by Extra Space

Newport Beach, CA—September 29, 2015—SmartStop Self Storage, Inc. (“SmartStop”) announced that its stockholders approved the acquisition of SmartStop by Extra Space Storage Inc. (NYSE: EXR) (“Extra Space”) at SmartStop’s special meeting of stockholders held earlier today. Subject to the satisfaction or waiver of all closing conditions related to the transaction, SmartStop expects the transaction to close on October 1, 2015, at which time SmartStop will cease filing reports with the Securities and Exchange Commission.

As previously announced, on June 15, 2015, SmartStop, SmartStop Self Storage Operating Partnership, LP (“SmartStop OP”), Extra Space, Extra Space Storage LP (“Extra Space OP”), Edgewater REIT Acquisition (MD) LLC (“Merger Sub I”), and Edgewater Partnership Acquisition (DE) LLC (“Merger Sub II”) entered into a definitive Agreement and Plan of Merger, as amended by Amendment No. 1 dated July 16, 2015 (as amended, the “Merger Agreement”).

The Merger Agreement provides, among other things, that (i) Extra Space will acquire SmartStop by way of a merger of SmartStop with and into Merger Sub I, with Merger Sub I being the surviving entity (the “Company Merger”), (ii) immediately after the Company Merger, but before the Partnership Merger (as defined below), Merger Sub I will transfer certain of its limited partnership units of SmartStop OP to a subsidiary of Extra Space, and (iii) then, Merger Sub II will merge with and into SmartStop OP, with SmartStop OP continuing as the surviving entity and a wholly-owned subsidiary of Extra Space OP (the “Partnership Merger”). In connection with the Merger Agreement, SmartStop and SmartStop OP agreed to sell certain excluded assets prior to the closing of the Company Merger and the Partnership Merger, including SmartStop’s non-traded REIT platform and certain property located in Toronto, Canada.

Subject to the satisfaction or waiver of the remaining closing conditions set forth in the Merger Agreement, at the effective time of the Company Merger, each outstanding share of SmartStop’s common stock (other than shares owned by SmartStop or Extra Space) will be automatically converted into the right to receive an amount in cash equal to $13.75, without interest and less any applicable withholding taxes.

About SmartStop Self Storage, Inc.

SmartStop Self Storage, Inc. (SmartStop®) is a fully integrated, self-administered and self-managed self-storage company, which owns/operates 170 self-storage properties in 21 states and Toronto, Canada. SmartStop® is a diversified real estate company that focuses on acquisition, advisory, asset management and property management services for self-storage properties. SmartStop® is the sponsor of Strategic Storage Trust II, a public non-traded REIT that focuses on stabilized self-storage properties, and Strategic Storage Growth Trust, Inc., a public non-traded REIT that focuses on growth-oriented self-storage properties. SmartStop® facilities offer affordable, accessible and secure storage units for residential and commercial customers. In addition, SmartStop® offers secure interior and exterior storage units as well as outside storage areas for vehicles, RVs and boats. SmartStop® was recently ranked the seventh largest owner/operator in the United States by Mini-Storage Messenger Magazine.

Forward Looking Statements

This press release may contain certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such forward-looking statements can generally be identified by our use of forward-looking terminology such as “may,” “will,” “expect,” “intend,” “anticipate,” “estimate,” “believe,” “continue,” or other similar words. Such factors include, but are not limited to, the satisfaction or waiver of the conditions in the Merger Agreement; the occurrence of any change, effect, event, circumstance, occurrence or state of facts that could give rise to the termination of the Merger Agreement; the outcome of any legal proceedings that have been or may be instituted against SmartStop and others related to the Merger Agreement; the ability of SmartStop to implement its operating strategy; changes in economic cycles; and competition within the self-storage real estate industry. Although SmartStop believes that the assumptions underlying the forward-looking statements contained herein are reasonable, any of the assumptions could be inaccurate, and therefore there can be no assurance that such statements included in this communication will prove to be accurate. In light of the significant uncertainties inherent in the forward-looking statements included herein, the inclusion of such information should not be regarded as a representation by SmartStop or any other person that the results or conditions described in such statements or the objectives and plans of SmartStop will be achieved. Certain factors that could cause actual results to differ materially from these forward-looking statements are described in SmartStop’s reports filed with the Securities and Exchange Commission, including, but not limited to, in the section entitled “Risk Factors” in SmartStop’s Annual Report on Form 10-K and SmartStop’s Quarterly Reports on Form 10-Q. Any forward-looking statement speaks only as of the date of this communication and we undertake no obligation to update or revise any forward-looking statements, whether as a result of new developments or otherwise.